Exhibit 99.1

N E W S     R E L E A S E

Atmel Files First Quarter 2007 Financial Statements
Now Current with SEC Filings
SAN JOSE, CA, June 27, 2007 . . . Atmel® Corporation (NASDAQ: ATML) today announced its full results for the quarter ended March 31, 2007 and has filed with the Securities and Exchange Commission (SEC) its quarterly report on Form 10-Q for the same period. With this filing and those previously filed on June 8, 2007, the Company is now current with its SEC filings and expects to regain compliance with NASDAQ’s continued listing requirements. As previously announced, the Company’s filings were delayed as a result of the independent investigation relating to its past granting of stock options.
Revenues for the first quarter ended March 31, 2007 were $391.3 million, a 2% decrease compared to the $400.8 million (as restated) for the first quarter of 2006 and a decrease of 4% from the fourth quarter ended December 31, 2006, as previously reported. During the first quarter of 2007, a tax benefit of $20 million was recognized from the receipt of French research and development tax credits related to prior tax years which resulted in a net tax benefit of $15 million for the quarter. As a result, net income for the first quarter of 2007 totaled $28.9 million or $0.06 per diluted share. This compares to net income of $4.7 million or $0.01 per diluted share for the first quarter of 2006 (as restated) and a net loss of $122.6 million or $0.25 per share for the fourth quarter of 2006 including asset impairment, restructuring and other charges of $121.2 million.
“We are pleased to have completed the remaining filings required to become current with the SEC and anticipate regaining NASDAQ compliance shortly,” stated Steven Laub, Atmel’s President and Chief Executive Officer. “We are also encouraged that the restructuring initiatives announced in December 2006 are beginning to have a meaningful impact on our financial performance, as indicated by our first quarter results.”

Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the first quarter selected financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-634-5185. The conference ID number is 4934645 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the June 27, 2007 conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 4934645.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about Atmel’s regaining compliance with NASDAQ’s continued listing requirements and about Atmel’s restructuring plans and other initiatives. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include an inability to meet the requirements of the NASDAQ Global Select Market for continued listing of the Company’s shares, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new technologies, ability to ramp new products into volume, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets, the inability to realize the anticipated benefits of our restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2006, filed on June 8, 2007, as amended on June 27, 2007 and our Form 10-Q for the quarter ended March 31, 2007, filed on June 27, 2007.

Investor Contact	Media Contact
Robert Pursel	Jennifer Schaefer / Mike Cuneo
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449

Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2007	2006	2006
			As restated (1)
Current assets
Cash and cash equivalents	$419,982	$410,480	$343,400
Short-term investments	58,713	56,264	54,774
Accounts receivable, net	215,926	227,031	253,013
Inventories	363,538	339,799	293,554
Current assets of discontinued operations	—	—	32,142
Other current assets	103,689	118,965	87,598

Total current assets	1,161,848	1,152,539	1,064,481
Fixed assets, net	505,759	514,349	846,641
Non-current assets held for sale	125,706	123,797	15,786
Intangible and other assets	26,362	27,854	41,296

Total assets	$1,819,675	$1,818,539	$1,968,204

Current liabilities
Current portion of long-term debt	$36,357	$38,311	$104,783
Convertible notes	—	—	144,085
Trade accounts payable	130,036	145,079	132,762
Accrued and other liabilities	236,110	231,237	194,247
Current liabilities related to assets held for sale	119,830	133,893	45,183
Deferred income on shipments to distributors	16,864	18,856	19,643

Total current liabilities	539,197	567,376	640,703

Long-term debt less current portion	51,830	60,020	116,873
Convertible notes less current portion	—	—	299
Non-current liabilities related to assets held for sale	191	313	4,634
Other long-term liabilities	236,685	236,936	232,904

Total liabilities	827,903	864,645	995,413

Stockholders’ equity	991,772	953,894	972,791

Total liabilities and stockholders’ equity	$1,819,675	$1,818,539	$1,968,204

(1)	See Atmel Form 10-K for the fiscal year ended December 31, 2006, Note 2 to Consolidated Financial Statements

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
			As restated (1)

Net revenues	$391,313	$408,881	$400,784

Operating Expenses
Cost of revenues	251,376	263,730	274,402
Research and development	67,299	71,216	68,151
Selling, general and administrative	58,059	63,761	45,411
Asset Impairment charges	—	82,582	—
Restructuring and other charges	1,782	38,612	151

Total operating expenses	378,516	519,901	388,115

Income (loss) from operations	12,797	(111,020)	12,669

Interest and other (expenses), net	979	(6,155)	(6,619)

Income (loss) before income taxes	13,776	(117,175)	6,050
Income tax benefit (provision)	15,164	(5,433)	(7,204)

Income (loss) from continuing operations	28,940	(122,608)	(1,154)
Income from discontinued operations, net of taxes	—	—	5,862

Net income (loss)	$28,940	$(122,608)	$4,708

Basic net income (loss) per share
Income (loss) from continuing operations	$0.06	$(0.25)	$(0.00)
Income from discontinued operations, net of income taxes	—	—	0.01

Net income	$0.06	$(0.25)	$0.01

Weighted-average shares used in basic income (loss) per share calculations	488,842	488,844	485,576

Diluted net income (loss) per share
Income (loss) from continuing operations	$0.06	$(0.25)	$(0.00)
Income from discontinued operations, net of income taxes	—	—	0.01

Net income	$0.06	$(0.25)	$0.01

Weighted-average shares used in diluted income (loss) per share calculations	494,198	488,844	485,576

(1)	See Atmel Form 10-Q for the quarter ended March 31, 2007, Note 2 to Condensed Consolidated Financial Statements